Exhibit 10.11

Processing contract

first party:						contract NO:
second party:						date of signing:
Processing content: Through negotiation, both parties reach an agreement on processing the following products and hereby conclude this contract.
order number	name	Specification code	quantity	Unit price (YUAN)	Total price (YUAN)	remarks

amount to

1, Remuneration, Tax Rate, Payment:

(1) Remuneration: The processing remuneration including tax price: (in words:);

(2) Tax rate: the processing price includes 13% VAT (issuing the special VAT tax ticket for the corresponding tax rate);

(3) Payment: After delivery and acceptance, Party B shall issue a 13% VAT special tax invoice, and Party A shall pay for the goods.

delivery cycle:

Within days after the signing of the contract;

raw material supply:

Party B shall provide its own raw materials.

Quality requirements and technical requirements:

Process the parts according to the drawings and technical requirements provided by Party A, and provide the measured data of the product parts and issue the qualification certificate.

Method of providing technical data and drawings:

Party B shall take confidential measures to the drawings and other materials provided by Party A and shall not transfer to exchange or disclose to any third party.

Product quality standards and acceptance method:

Party As inspectors shall conduct acceptance inspection according to the drawings and technical agreements provided by Party A.

Packaging requirements, delivery method and transportation costs of the processed materials:

(1) Packaging requirements: Party B shall be responsible for the packaging as required. Party B shall bear all responsibilities for any losses caused by defective packaging or inadequate and improper protective measures and compensate Party A for its economic losses;

(2) Delivery method: Party B consigns the products to the place designated by Party A;

(3) Transportation expenses: Party B.

Product delivery, liability for breach of contract, contract disputes:

(1) Product delivery: Party B shall deliver the goods according to the contract delivery period, and the products shall meet the requirements of Party As drawings;

(2) Liability for breach of contract: Party A shall be compensated for 1 ‰ of the breach period, and the breaching party shall be held liable for breach of contract in the relevant provisions of the Civil Code of the Peoples Republic of China;

(3) Contract dispute: Any dispute arising during performance shall be settled by both parties through negotiation; if no agreement is reached, the dispute shall be submitted to Zunyi Arbitration Commission for arbitration.

act of law:

This contract is made in duplicate (one for each party). The contract shall have the same legal effect and shall come into force upon being signed and sealed by the legal persons or principals of both parties.

first party	second party
name	name
address	address
telephone	telephone
bank of deposit	bank of deposit

account number	account number
legal representative	legal representative
entrusted agent	entrusted agent